Exhibit 10.2

RESALE AND REGISTRATION RIGHTS AGREEMENT

dated as of

        , 2013

among

ARTISAN PARTNERS ASSET MANAGEMENT INC.

and

THE STOCKHOLDERS PARTY HERETO

-ii-

RESALE AND REGISTRATION RIGHTS AGREEMENT

This RESALE AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of         , 2013, and effective upon the effectiveness of the Partnership Agreement (as defined herein), is by and among Artisan Partners Asset Management Inc., a Delaware corporation (the “Company”), and each Stockholder party hereto as listed on the signature pages to this Agreement or to the Joinder to Resale and Registration Rights Agreement in the form attached hereto as Exhibit A (the “Stockholders”).

WHEREAS, the agreement of limited partnership of Artisan Partners Holdings LP (“Holdings”), as amended and restated on or about the date hereof, allows each holder of Common Units or Preferred Units of Holdings to exchange such Units for shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), or convertible preferred stock, par value $0.01 per share (the “Convertible Preferred Stock”), of the Company at certain times and under certain circumstances as described in the Exchange Agreement, dated on or about the date hereof, among the Company and the holders of Units of Holdings from time to time party thereto (the “Exchange Agreement”);

WHEREAS, certain Stockholders are holders of shares of Convertible Preferred Stock, which are convertible into shares of Class A Common Stock in accordance with the Company’s Restated Certificate of Incorporation; and

WHEREAS, the Company and each Stockholder desire to enter into this Agreement relating to any and all shares of Class A Common Stock that the Company may issue to each Stockholder upon exchange of Common Units or Preferred Units or upon conversion of shares of Convertible Preferred Stock, providing for (i) restrictions on the Transfer of such shares of Class A Common Stock and (ii) certain Stockholders’ rights to have such shares of Class A Common Stock registered for resale and to sell such shares at certain times and under certain circumstances as described herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The following terms, as used herein, have the following meanings:

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Agreement” has the meaning ascribed to such term in the recitals to this Agreement.

(c) “AIC” means Artisan Investment Corporation, or any successor thereto.

(d) “AIC Demand Event” has the meaning ascribed to such term in Section 2.01(c)(iii).

(e) “Board” means the board of directors of the Company, unless otherwise noted herein.

(f) “business day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City and in the State of Wisconsin.

(g) “Capital Stock” means the Class A Common Stock, Class B Common Stock, Class C Common Stock and Convertible Preferred Stock.

(h) “Change in Tax Law Determination” means that the Board (by the affirmative vote of at least two-thirds of the directors then in office) has determined that (i) a change in law (other than a change in tax rates) has occurred or has been proposed and is reasonably likely to be enacted and such change is reasonably likely (x) to have material adverse tax consequences, compared to the tax consequences absent such change, on the Stockholders in their capacity as limited partners of Holdings as a result of such Stockholders being parties to the Tax Receivable Agreement or (y) to change the tax treatment of income realized upon exchange of Common Units or Preferred Units for Class A Common Stock or Convertible Preferred Stock, as applicable, in such a way as to substantially eliminate the creation of the tax attributes generated upon exchange that are the basis for the benefits under the Tax Receivable Agreement, (ii) such adverse consequences referred to in clause (i) can be avoided by an exchange of Common Units or Preferred Units for Class A Common Stock or Convertible Preferred Stock, as applicable, pursuant to the Exchange Agreement and (iii) permitting a Transfer of Registrable Securities pursuant to Section 2.02(a) or (b) is in the best interests of the Company. The Board (by two-thirds vote) may revoke any such determination previously made prior to any Transfer of Registrable Securities pursuant to Section 2.02(a) or (b). The Board shall not be entitled to make more than one unrevoked Change in Tax Law Determination.

(i) “Change in Tax Law Lock Up Expiration Date” means, in the event that (i) a Change in Tax Law Determination is made prior to the first anniversary of the IPO Closing Date, (ii) the IPO Follow-On Underwritten Offering is conducted pursuant to Section 2.02(a)(iii) and (iii) no H&F Holder participates in such offering, the earlier of (x) (A) with respect to the Employee Partners and Former Employee Partners, the 18-month anniversary of the IPO Closing Date and (B) with respect to AIC and the Class A Common Unit Holders as defined in the Partnership Agreement, the 15-month anniversary of the IPO Closing Date, and (y) the expiration of any lock-up period with respect to shares of Class A Common Stock in connection with the first sale by the H&F Holders in an Underwritten Offering following the IPO Closing Date.

(j) “Class A Common Stock” has the meaning ascribed to such term in the recitals to this Agreement.

(k) “Class B Common Stock” means the shares of Class B common stock, par value $0.01 per share, of the Company.

(l) “Class C Common Stock” means the shares of Class C common stock, par value $0.01 per share, of the Company.

(m) “Common Unit” means, collectively, the Class A common units, Class B common units, Class D common units and Class E Common Units of Holdings that are issued under the Partnership Agreement.

(n) “Company” has the meaning ascribed to such term in the recitals to this Agreement.

(o) “Convertible Preferred Stock” has the meaning ascribed to such term in the recitals to this Agreement.

(p) “Disability” with respect to any Employee-Partner will have the meaning ascribed to such term in the most recent Grant Agreement with respect to Class B Common Units between Holdings and such Employee-Partner.

(q) “Demand Registration” has the meaning ascribed to such term in Section 3.03(b).

(r) “Economic Interest” means a Stockholder’s, or group of Stockholders’, aggregate number of shares of Class A Common Stock (including shares of Class A Common Stock issuable upon exchange of Units or conversion of shares of Convertible Preferred Stock, as applicable) divided by the total number of outstanding shares of Class A Common Stock (including shares of Class A Common Stock issuable upon exchange of Units or conversion of shares of Convertible Preferred Stock, as applicable).

(s) “Employee-Partner” means any person who (i) is an employee of, or who provides services for or on behalf of, the Company or any of its Affiliates and (ii) who holds Registrable Securities or Non-Registrable Securities, in each case, as of the date such person Transfers Registrable Securities or Non-Registrable Securities pursuant to this Agreement. For the avoidance of doubt, (x) an Employee-Partner and a Former Employee-Partner are mutually exclusive terms and (y) the term Employee-Partner shall not include Andrew A. Ziegler during the term of his employment by the Company.

(t) “Employment” means a person’s performance of services for or on behalf of the Company or any of its Affiliates, without regard to the person’s formal title or position or tax classification related thereto.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Exchange Agreement” has the meaning ascribed to such term in the recitals.

(w) “Exchange Registration” has the meaning ascribed to such term in Section 3.01(a).

(x) “FINRA” means the Financial Industry Regulatory Authority (formerly, the National Association of Securities Dealers, Inc.) and any successor thereto.

(y) “First Year Lock-Up Expiration Date” means the 15-month anniversary of the IPO Closing Date, unless the IPO Follow-On Underwritten Offering is completed on or prior to such date, in which case, the “First Year Lock-Up Expiration Date” means the last day of any lock-up period with respect to shares of Class A Common Stock in connection with the IPO Follow-On Underwritten Offering. For the avoidance of doubt, where applicable because of a Change in Tax Law Determination, as provided in this Agreement, the defined term “Change in Tax Law Lock-Up Expiration Date” shall apply instead of the lock-up expiration date described in this definition with respect to the Employee Partners, Former Employee Partners, AIC and the Class A Common Unit Holders.

(z) “Former Employee-Partner” means any person (i) whose Employment has been terminated and (ii) who holds Registrable Securities or Non-Registrable Securities, in each case, as of the date such person Transfers Registrable Securities or Non-Registrable Securities pursuant to this Agreement. For the avoidance of doubt, (x) an Employee-Partner and a Former Employee-Partner are mutually exclusive terms and (y) the term Former Employee-Partner shall not include Andrew A. Ziegler following the termination of his employment with the Company.

(aa) “H&F Additional Demand Registration” has the meaning ascribed to such term in Section 3.03(d)(ii).

(bb) “H&F Holders” means, collectively, H&F Brewer AIV, L.P., H&F Brewer AIV II, L.P. and Hellman & Friedman Capital Associates V, L.P., and their respective successors. For purposes of this agreement, the H&F Holders shall be treated collectively as a single Stockholder.

(cc) “H&F Priority Amount” means a percentage of the aggregate number of Registrable Securities being offered in a registration of such securities under the Securities Act equal to the greater of (A) 40% and (B) two and one-half (2  1/2) times the H&F Holders’ Economic Interest.

(dd) “Holdback Agreement” has the meaning ascribed to such term in Section 3.08(a).

(ee) “Holdback Period” has the meaning ascribed to such term in Section 3.08(a).

(ff) “Holdings” has the meaning ascribed to such term in the recitals to this Agreement.

(gg) “Indemnified Party” has the meaning ascribed to such term in Section 4.03.

(hh) “Indemnifying Party” has the meaning ascribed to such term in Section 4.03.

(ii) “Insider Trading Policy” means the insider trading policy of the Company adopted by the Board, as such insider trading policy may be amended from time to time.

(jj) “Inspectors” has the meaning ascribed to such term in Section 3.09(g).

(kk) “IPO” means the initial public offering and sale of Class A Common Stock of the Company, as contemplated by the Company’s Registration Statement on Form S-1 (File No. 333-184686).

(ll) “IPO Closing Date” means the date of the closing of the IPO.

(mm) “IPO Follow-On Underwritten Offering” has the meaning ascribed to such term in Section 3.04(a) and in Section 2.02(a)(iii).

(nn) “Losses” has the meaning ascribed to such term in Section 4.01.

(oo) “Marketed Underwritten Offering” means an Underwritten Public Offering that involves (i) one-on-one meetings or calls between investors and management of the Company, (ii) a customary roadshow or other marketing activity that requires members of the management of the Company to be out of the office for two (2) business days or more or group meetings or calls between investors and management of the Company or (iii) any other substantial marketing effort by the underwriters over a period of at least forty-eight (48) hours.

(pp) “Material Event” has the meaning ascribed to such term in Section 3.09(e).

(qq) “Maximum Offering Size” means, in the opinion of the sole or managing underwriter of a particular Underwritten Public Offering, the number of shares of Class A Common Stock that can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid for such securities in such offering or the marketability of such offering.

(rr) “Non-Qualifying Termination” has the meaning ascribed to such term in Section 2.01(b)(ii).

(ss) “Non-Registrable Securities” means any and all shares of Class B Common Stock, Class C Common Stock and Convertible Preferred Stock that the Company may issue to Stockholders.

(tt) “Non-Requesting Holder” means (i) in the case of a Demand Registration requested pursuant to Section 3.03 by the H&F Holders, AIC and (ii) in the case of a Demand Registration requested pursuant to Section 3.03 by AIC, the H&F Holders.

(uu) “Notice” has the meaning ascribed to such term in Section 6.01.

(vv) “Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of Holdings, dated as of or about the date hereof, as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time.

(ww) “Permitted Transferees” means, with respect to any Person, a spouse or child of such Person, or a trust for the benefit of such Person or such Person’s spouse or lineal descendants.

(xx) “Person” means an individual, partnership, firm corporation, limited liability company, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

(yy) “Piggyback Registration” has the meaning ascribed to such term in Section 3.12.

(zz) “Preferred Unit” means the preferred units of Holdings that are issued under the Partnership Agreement.

(aaa) “Qualifying Termination” has the meaning ascribed to such term in Section 2.01(b)(i).

(bbb) “Records” has the meaning ascribed to such term in Section 3.09(g).

(ccc) “Registrable Securities” means any and all shares of Class A Common Stock that the Company issues to Stockholders (i) upon exchange, in accordance with the terms and conditions of the Exchange Agreement, of any and all Units currently owned or hereafter acquired by any Stockholder, or (ii) upon conversion, in accordance with the terms of the Company’s Restated Certificate of Incorporation, of any and all shares of Convertible Preferred Stock currently owned or hereafter acquired by any Stockholder. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) such securities have been sold by the holder thereof pursuant to an effective registration statement or an available exemption from registration under the Securities Act or (y) such securities have been Transferred in accordance with Sections 2.01(b)(v), 2.01(d)(iii) or 2.01(e)(iii) of this Agreement.

(ddd) “Registration Expenses” means any and all expenses incident to the performance of, or compliance with, the Company’s obligations under this Agreement, including, without limitation, all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 3.09(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Stockholders (including such costs and expenses of the H&F Holders and AIC and including reasonable fees and expenses of their respective counsel but excluding fees and expenses of counsel of Stockholders other than the H&F Holders and AIC), (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter” (as such term is defined in Schedule E of the by-laws of FINRA), including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of shares of Class A Common Stock, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Class A Common Stock, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, and (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of shares of Class A Common Stock. Each Stockholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Stockholder’s shares of Class A Common Stock pursuant to any registration.

(eee) “Registration Request” has the meaning ascribed to such term in Section 3.03(b).

(fff) “Requesting Holder” has the meaning ascribed to such term in Section 3.03(b).

(ggg) “Retirement” has the meaning ascribed to such term in the most recent Grant Agreement with respect to Class B Common Units between Holdings and such Employee-Partner.

(hhh) “Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

(iii) “Rule 144A” means Rule 144A (or any successor provisions) under the Securities Act.

(jjj) “SEC” means the Securities and Exchange Commission.

(kkk) “Securities Act” means the Securities Act of 1933, as amended.

(lll) “Stockholders” has the meaning ascribed to such term in the recitals to this Agreement.

(mmm) “Stockholders Agreement” means the Stockholders Agreement, dated on or about the date hereof, among the Company and certain holders of Capital Stock from time to time party thereto.

(nnn) “Shelf Registration” has the meaning ascribed to such term in Section 3.02(a).

(ooo) “Suspension Period” has the meaning ascribed to such term in Section 3.07.

(ppp) “Tax Receivable Agreement” means the Tax Receivable Agreement (Exchanges) among the Company and each limited partner of Holdings, dated on or about the date hereof.

(qqq) “Transfer” means (i) when used as a verb, to sell, assign, transfer or otherwise dispose of, directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a sale, assignment, transfer or other disposition, whether direct or indirect, or any agreement or commitment to do any of the foregoing.

(rrr) “Underwritten Public Offering” means a sale of any shares of Class A Common Stock to an underwriter or underwriters for reoffering to the public.

(sss) “Units” mean, collectively, the Common Units and Preferred Units.

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to clauses, Articles, Sections or Exhibits are to clauses, Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE II

RESALE AND TRANSFER RIGHTS

Section 2.01 Limitations on Resale and Transfer. Notwithstanding anything to the contrary in Article III, each Stockholder may only Transfer Registrable Securities and Non-Registrable Securities in accordance with the timing, amount and manner of resale limitations set forth in this Article II. For the avoidance of doubt, nothing in this Agreement shall limit any Stockholder’s rights to transfer Units in accordance with the Partnership Agreement.

(a) Limitations Applicable to Employee-Partners.

(i) Subject to the volume limitations set forth in Section 2.02(a)(i)(A), in any measuring period (which shall be one year and the first of which shall begin on the first anniversary of the IPO Closing Date, with subsequent periods to begin upon the end of the prior period), an Employee-Partner may Transfer a maximum number of Registrable Securities equal to the greater of (A) vested Registrable Securities having a market value as of the date of the Transfer equal to $250,000 and (B) the lesser of (1) the number of such Employee-Partner’s vested Registrable Securities and (2) fifteen percent (15%) of the aggregate number of Common Units and Registrable Securities (in each case whether unvested or vested) such Employee-Partner held as of the first day of that period (plus the number of Registrable Securities such Employee-Partner could have Transferred in any prior periods pursuant to this Section 2.01(a)(i) but did not Transfer in such periods).

(ii) Prior to and including the First Year Lock-Up Expiration Date, an Employee-Partner may Transfer Registrable Securities only in the IPO Follow-On Underwritten Offering. Alternatively, if applicable, prior to and including the Change in Tax Law Lock-Up Expiration Date, an Employee-Partner may Transfer Registrable Securities only in the IPO Follow-On Underwritten Offering, any additional Underwritten Public Offering initiated by the Company and, if applicable, the H&F Additional Demand Registration, provided that the aggregate number of Registrable Securities so transferred in all such offerings shall not exceed the volume limitations set forth in Section 2.02(a)(i)(A). Following the First Year Lock-Up Expiration Date (or, if applicable, the Change in Tax Law Lock-Up Expiration Date), an Employee-Partner may Transfer Registrable Securities in any manner of sale permitted under the securities laws, subject to the limitations on Transfer in Section 2.01(a)(i). For the avoidance of doubt, an Employee-Partner will only have the right to use the Shelf Registration to effect the

IPO Follow-On Underwritten Offering and, if applicable, prior to and including the Change in Tax Law Lock-Up Expiration Date, any additional Underwritten Public Offering initiated by the Company or the H&F Additional Demand Registration); provided that, in each case, such Employee-Partner otherwise has the right to participate in such offering.

(iii) Notwithstanding clauses (i) and (ii) above, an Employee-Partner also may Transfer vested Registrable Securities and Non-Registrable Securities to (A) such Employee-Partner’s Permitted Transferees or (B) with the consent of the Company, a transferee in a Transfer the purpose or intent of which is substantially equivalent with or similar to the purpose or intent of the types of Transfers permitted by sub-clause (A) above; provided that any such transferee pursuant to this clause (iii) shall execute and deliver to the Company a Joinder to this Resale and Registration Rights Agreement, in the form attached hereto as Exhibit A, and shall thereafter be a “Stockholder” for purposes of this Agreement with the same rights and subject to the same limitations (including limitations pursuant to this clause (iii) to Transfer Registrable Securities and Non-Registrable Securities only for the benefit of the originally transferring Employee-Partner and such Employee-Partner’s Permitted Transferees) hereunder as the transferring Employee-Partner. Any Registrable Securities or Non-Registrable Securities Transferred pursuant to this Section 2.01(a)(iii) shall be deemed to be held by a Former Employee-Partner upon the termination of the Employment of the transferring Employee-Partner. Notwithstanding anything herein to the contrary, upon any Transfer provided pursuant to this clause (iii), the rights and obligations of any such transferee under this Agreement shall be aggregated with those of such transferring Employee-Partner and any other transferees of such Employee-Partner as if all such Registrable Securities and Non-Registrable Securities were still held by the transferring Employee-Partner.

(b) Limitations Applicable to Former Employee-Partners.

(i) If the Employment of an Employee-Partner is terminated as a result of Retirement, death or Disability (a “Qualifying Termination”), such Former Employee-Partner or his or her estate may:

(A) as of, and after, the date of the Qualifying Termination, Transfer, in the aggregate, a maximum number of Registrable Securities equal to the greater of (1) vested Registrable Securities having a market value as of the date of the Transfer equal to $250,000 and (2) one-half (1/2) of the number of vested Common Units and vested Registrable Securities held as of the Former Employee-Partner’s date of Qualifying Termination; and

(B) as of, and after, the first anniversary of the date of the Qualifying Termination, Transfer the Former Employee-Partner’s remaining Registrable Securities.

(ii) If the Employment of a Former Employee-Partner was terminated involuntarily or through resignation (a “Non-Qualifying Termination”), such Former Employee-Partner may, in each of the four one-year periods beginning on the third, fourth, fifth and sixth anniversaries of such Former Employee-Partner’s Non-Qualifying Termination, Transfer a maximum number of Registrable Securities equal to one-fourth (1/ 4) of the number of vested Registrable Securities and vested Common Units held as of the date of the Non-Qualifying Termination (plus the number of Registrable Securities such Former Employee-Partner could have Transferred in any previous year or years pursuant to this Section 2.01(b)(ii) but did not Transfer in such year or years).

(iii) Prior to and including the First Year Lock-Up Expiration Date, a Former Employee-Partner may Transfer Registrable Securities only in the IPO Follow-On Underwritten Offering. Alternatively, if applicable, prior to and including the Change in Tax Law Lock-Up Expiration Date, a Former Employee-Partner may Transfer Registrable Securities only in the IPO Follow-On Underwritten Offering, any additional Underwritten Public Offering initiated by the Company, and, if applicable, the H&F Additional Demand Registration, provided that the aggregate number of Registrable Securities so transferred in all such offerings shall not exceed the volume limitations set forth in Section 2.02(a)(i)(B). Following the First Year Lock-Up Expiration Date (or, if applicable, the Change in Tax Law Lock-Up Expiration Date), a Former Employee-Partner may Transfer Registrable Securities pursuant to this Section 2.01(b) in any manner of sale permitted under the securities laws. For the avoidance of doubt, a Former Employee-Partner will only have the right to use the Shelf Registration to effect the IPO Follow-On Underwritten Offering and, if applicable, prior to and including the Change in Tax Law Lock-Up Expiration Date, any additional Underwritten Public Offering initiated by the Company or the H&F Additional Demand Registration); provided that, in each case, such Former Employee-Partner otherwise has the right to participate in such offering.

(iv) Notwithstanding clauses (i) and (ii) above, a Former Employee-Partner also may Transfer Registrable Securities and Non-Registrable Securities to (A) such Former Employee-Partner’s Permitted Transferees or (B) with the consent of the Company, a transferee in a Transfer the purpose or intent of which is substantially equivalent with or similar to the purpose or intent of the types of Transfers permitted by sub-clause (A) above; provided that any such transferee pursuant to this clause (iv) shall execute and deliver to the Company a Joinder to this Resale and Registration Rights Agreement, in the form attached hereto as Exhibit A, and shall thereafter be a “Stockholder” for purposes of this Agreement with the same rights and subject to the same limitations (including limitations pursuant to this clause (iv) to Transfer Registrable Securities and Non-Registrable Securities only for the benefit of the originally transferring Former Employee-Partner or such Former Employee-Partner’s Permitted Transferees) hereunder as the transferring Former Employee-Partner. Notwithstanding anything herein to the contrary, upon any Transfer provided pursuant to this clause (iv), the rights and obligations of any such transferee under this Agreement shall be aggregated with those of such transferring Former Employee-Partner and any other transferees of such Former Employee-Partner as if all such Registrable Securities and Non-Registrable Securities were still held by the transferring Former Employee-Partner.

(v) In addition to the Transfers otherwise permitted by this Section 2.01(b), a Former Employee-Partner’s Registrable Securities and Non-Registrable Securities may be Transferred by will or the laws of descent and distribution, provided that any transferee pursuant to this clause (v) shall have no rights nor be subject to any limitations under this Agreement.

(c) Limitations Applicable to AIC.

(i) Prior to and including the First Year Lock-Up Expiration Date, AIC may Transfer Registrable Securities only in the IPO Follow-On Underwritten Offering. Alternatively, if applicable, prior to and including the Change in Tax Law Lock-Up Expiration Date, AIC may Transfer Registrable Securities only in the IPO Follow-On Underwritten Offering, any additional Underwritten Public Offering initiated by the Company, and, if applicable, the H&F Additional Demand Registration, provided that the aggregate number of Registrable Securities so transferred in all such offerings shall not exceed the volume limitations set forth in Section 2.02(a)(i)(C). Subject to the volume limitations set forth in Section 2.02(a)(i)(C), AIC may only Transfer a maximum number of Registrable Securities in the IPO Follow-On Underwritten Offering equal to fifteen percent (15%) of the aggregate number of Registrable Securities and Common Units held by AIC as of the first anniversary of the IPO Closing Date.

(ii) So long as Andrew A. Ziegler remains employed with the Company or any of its subsidiaries, following the First Year Lock-Up Expiration Date, AIC may Transfer Registrable Securities in any manner of sale permitted under the securities laws, provided that in any measuring period (each of which shall be one year, the first of which shall begin on the first anniversary of the IPO Closing Date, with subsequent periods to begin upon the end of the prior period), AIC may only Transfer a maximum number of Registrable Securities equal to fifteen percent (15%) of the aggregate number of Registrable Securities and Common Units held by AIC as of the first day of that one-year period (plus the number of Registrable Securities that AIC could have Transferred in any prior periods pursuant to this Section 2.01(c)(ii) but did not Transfer in such periods), provided, further, that, if applicable, during the period that begins on the Change in Tax Law Lock-Up Expiration Date and ends on the earlier of (A) the AIC Demand Event and (B) the second anniversary of the closing date, AIC may Transfer Registrable Securities in accordance with Section 2.02(a)(i)(C).

(iii) Following the later of (A) the termination of Andrew A. Ziegler’s employment with the Company or any of its subsidiaries and (B) either the First Year Lock-Up Expiration Date or the Change in Tax Law Lock-Up Expiration Date, as applicable (such later date, the “AIC Demand Event”), there shall be no limit on the number of Registrable Securities that AIC may Transfer as of and after such date. Following the AIC Demand Event, AIC may Transfer Registrable Securities in (A) any Demand Registration pursuant to and subject to the terms and conditions of Section 3.03,

(B) Piggyback Registration pursuant to Section 3.12, (C) brokered transactions pursuant to Section 3.03(a), and (D) in any other manner of sale permitted under the securities laws. For the avoidance of doubt, AIC shall have the right to use the Shelf Registration only after the occurrence of the AIC Demand Event and as expressly provided herein.

(iv) Notwithstanding clauses (i) through (iii) above, AIC also may Transfer Registrable Securities and Non-Registrable Securities to (A) either Andrew A. Ziegler or Carlene M. Ziegler or their respective Permitted Transferees, or (B) with the consent of the Company, a transferee in a Transfer the purpose or intent of which is substantially equivalent with or similar to the purpose or intent of the types of Transfers permitted by sub-clause (A) above; provided that any such transferee pursuant to this clause (iv) shall execute and deliver to the Company a Joinder to Resale and Registration Rights Agreement, in the form attached hereto as Exhibit A, and shall thereafter be a “Stockholder” for purposes of this Agreement with the same rights and subject to the same limitations (including limitations pursuant to this clause (iv) to Transfer Registrable Securities and Non-Registrable Securities only for the benefit of Andrew A. Ziegler or Carlene M. Ziegler or their respective Permitted Transferees) hereunder as AIC. Notwithstanding anything herein to the contrary, upon any Transfer provided pursuant to this clause (iv), the rights and obligations of any such transferee under this Agreement shall be aggregated with those of AIC and any other transferees of AIC as if all such Registrable Securities and Non-Registrable Securities were still held by AIC.

(d) Limitations Applicable to the H&F Holders.

(i) Prior to and including the First Year Lock-Up Expiration Date, the H&F Holders may Transfer any or all of their Registrable Securities but only in the IPO Follow-On Underwritten Offering.

(ii) Following the First Year Lock-Up Expiration Date, the H&F Holders may Transfer any or all Registrable Securities in (A) any Demand Registration pursuant to and subject to the terms and conditions of Section 3.03(b), (B) Piggyback Registration pursuant to Section 3.12, (C) brokered transactions pursuant to Section 3.03(a) and (D) in any other manner of sale permitted under the securities laws. For the avoidance of doubt, the H&F Holders shall have the right to use the Shelf Registration only as expressly provided herein.

(iii) Notwithstanding anything to the contrary in this Agreement, following the First Year Lock-Up Expiration Date, the H&F Holders may distribute Registrable Securities and Non-Registrable Securities to partners of funds affiliated with the H&F Holders. Any such distributees shall not be subject to any contractual restrictions on the Transfer of Registrable Securities received pursuant to this clause (iii) and shall have no rights under this Agreement.

(iv) Notwithstanding clauses (i), (ii) and (iii) above, an H&F Holder also may Transfer Registrable Securities and Non-Registrable Securities to one or more Affiliates; provided that any such transferee pursuant to this clause (iv) shall execute and deliver to the Company a Joinder to Resale and Registration Rights Agreement, in the form attached hereto as Exhibit A, and shall thereafter be an “H&F Holder” for purposes of this Agreement with the same rights and subject to the same limitations hereunder as the H&F Holders. For the avoidance of doubt, upon any Transfer provided pursuant to this clause (iv) the rights of any such Affiliate shall be aggregated with those of the other H&F Holders and the H&F Holders and such Affiliate will be treated collectively as a single Stockholder under this Agreement.

(e) Limitations Applicable to the Class A Limited Partners of Holdings.

(i) Subject to the volume limitations set forth in Section 2.02(a)(i)(D), prior to and including the First Year Lock-Up Expiration Date, the holders of Registrable Securities received upon exchange of Class A common units of Holdings may Transfer any or all Registrable Securities but only in the IPO Follow-On Underwritten Offering. Alternatively, if applicable, prior to and including the Change in Tax Law Lock-Up Expiration Date, the holders of Registrable Securities received upon exchange of Class A common units of Holdings may Transfer Registrable Securities only in the IPO Follow-On Underwritten Offering, any additional Underwritten Public Offering initiated by the Company and, if applicable, the H&F Additional Demand Registration; provided that the aggregate number of Registrable Securities so transferred in all such offerings shall not exceed the volume limitations set forth in Section 2.02(a)(i)(D).

(ii) Following the First Year Lock-Up Expiration Date (or, if applicable, the Change in Tax Law Lock-Up Expiration Date), the holders of Registrable Securities received upon exchange of Class A common units of Holdings may Transfer any or all Registrable Securities in any manner of sale permitted under the securities laws. For the avoidance of doubt, no such holder will have the right to use the Shelf Registration except if it is used to effect the IPO Follow-On Underwritten Offering, any additional Underwritten Public Offering initiated by the Company and, if applicable, the H&F Additional Demand Registration, and, in each case, such holder otherwise has the right to participate in such offering.

(iii) Notwithstanding anything to the contrary in this Agreement, following the First Year Lock-Up Expiration Date (or, if applicable, the Change in Tax Law Lock-Up Expiration Date), Sutter Hill Ventures and Frog & Peach Investors LLC may distribute Registrable Securities and Non-Registrable Securities to partners or members of Sutter Hill Ventures and Frog & Peach Investors LLC, respectively. Any such distributees will not be subject to any contractual restrictions on the Transfer of Registrable Securities received pursuant to this clause (iii) and shall have no rights under this Agreement.

(iv) Notwithstanding clauses (i) through (iii) above, a holder of Registrable Securities received upon exchange of Class A common units of Holdings who also is an individual may Transfer Registrable Securities and Non-Registrable Securities to (A) such holder’s Permitted Transferees or (B) with the consent of the Company, a transferee in a Transfer the purpose or intent of which is substantially equivalent with or similar to the purpose or intent of the types of Transfers permitted by sub-clause (A) above; provided that any such transferee pursuant to this clause (iv) shall execute and deliver to the Company a Joinder to this Resale and Registration Rights Agreement, in the form attached hereto as Exhibit A, and shall thereafter be a “Stockholder” for purposes of this Agreement with the same rights and subject to the same limitations (including limitations pursuant to this clause (iv) to Transfer Registrable Securities and Non-Registrable Securities only for the benefit of the originally transferring holder and such holder’s Permitted Transferees) hereunder as the transferring holder. Notwithstanding anything herein to the contrary, upon any Transfer provided pursuant to this clause (iv), the rights and obligations of any such transferee under this Agreement shall be aggregated with those of such transferring holder and any other transferees of such holder as if all such Registrable Securities and Non-Registrable Securities were still held by the transferring holder.

(v) For the avoidance of doubt, the redemption and cancellation of Class C Common Stock from the Redeeming Class A Common Unit Holders (as defined in the Partnership Agreement) is not restricted by this Agreement.

Section 2.02 Other Permissible Transfers.

(a) Pre-Lock-Up Expiration Date Change in Tax Law Transfers.

(i) Notwithstanding the limitations described in Section 2.01 of this Agreement, prior to either the First Year Lock-Up Expiration Date or the Change in Tax Law Lock-Up Expiration Date, as applicable, if the Board has made a Change in Tax Law Determination and has not revoked such determination:

(A) during the period that begins on the date of the Change in Tax Law Determination and ends on the second anniversary of the IPO Closing Date, an Employee-Partner may Transfer a maximum number of Registrable Securities equal to the greatest of (x) vested Registrable Securities having a market value as of the date of the Transfer equal to $250,000, (y) the lesser of (1) the number of such Employee-Partner’s vested Registrable Securities and (2) fifteen percent (15%) of the aggregate number of Common Units and Registrable Securities (in each case whether unvested or vested) such Employee-Partner held by such Employee-Partner at such time and (z) a number of vested Registrable Securities the value of which, in the aggregate, is equal to the income tax liability of such Employee-Partner generated from exchange(s) of Units (assuming the Employee-Partner elected out of installment sale treatment);

(B) a Former Employee-Partner may Transfer a maximum number of Registrable Securities equal to the greater of (x) the number, if any, of Registrable Securities such Former Employee-Partner could Transfer at such time pursuant to Section 2.01(b)(i) or 2.01(b)(ii), as applicable; and (y) the number of Registrable Securities the value of which, in the aggregate, is equal to the income tax liability of such Former Employee-Partner generated from exchange(s) of Units (assuming the Former Employee-Partner elected out of installment sale treatment);

(C) during the period that begins on the date of the Change in Tax Law Determination and ends on the earlier of (1) the AIC Demand Event and (2) the second anniversary of the IPO Closing Date, AIC may Transfer a maximum number of Registrable Securities equal to the greater of (x) the number of Registrable Securities equal to fifteen percent (15%) of the aggregate number of Registrable Securities and Common Units held by AIC at such time; and (y) the number of Registrable Securities the value of which, in the aggregate, is equal to the income tax liability of AIC generated from exchange(s) of Units (assuming AIC elected out of installment sale treatment);

(D) a holder of Registrable Securities received upon exchange of Class A common units of Holdings may Transfer either (i) any or all of its Registrable Securities in the IPO Follow-on Underwritten Public Offering conducted pursuant to Section 2.02(a)(iii) if H&F participates in such offering, or (ii) if H&F does not participate in such offering, a number of Registrable Securities the value of which, in the aggregate, is equal to the income tax liability of such Stockholder generated from exchange(s) of Units (assuming such Stockholder elected out of installment sale treatment); and

(E) the H&F Holders may Transfer any or all Registrable Securities in the IPO Follow-on Underwritten Public Offering conducted pursuant to Section 2.02(a)(iii).

(ii) The number of Registrable Securities, if any, that a Stockholder may Transfer pursuant to Section 2.02(a)(i) shall be determined by the Company, in its sole discretion, and such determination shall be binding absent manifest error. The Company shall use its reasonable best efforts to facilitate Transfers of Registrable Securities pursuant to this Section 2.02(a).

(iii) In connection with a Change in Tax Law Determination, any Transfer of Registrable Securities pursuant to this Section 2.02(a) must be made by means of an Underwritten Public Offering, and the Company shall include in any such registration the number of Registrable Securities up to the Maximum Offering Size in accordance with the priority established in Section 3.05(a). The first such Underwritten Public Offering, if completed, shall be deemed the “IPO Follow-On Underwritten Offering” for purposes of this Agreement, provided, however, that the Company may not sell shares of Class A Common Stock for its own account in such offering and provided further that if H&F participates in such offering pursuant to Section 2.02(a)(i)(E), such offering shall be a Marketed Underwritten Offering.

(iv) For the avoidance of doubt, neither this Section 2.02(a) nor any other provision in this Agreement is intended to create or does create any additional rights to exchange Units under the Exchange Agreement or to convert shares of Convertible Preferred Stock under the Company’s Restated Certificate of Incorporation. The rights of a Stockholder to exchange Units or convert Convertible Preferred Stock shall in all cases be governed by the Exchange Agreement and the Company’s Restated Certificate of Incorporation, respectively.

(b) Post-Lock-Up Expiration Date Change in Tax Law Transfers. Notwithstanding the limitations described in Section 2.01 of this Agreement, following the First Year Lock-Up Expiration Date or, if applicable, the Change in Tax Law Lock Up Expiration Date, if the Board has made a Change in Tax Law Determination and not revoked such determination, in any period during which an Employee-Partner or Former Employee-Partner exchanges Common Units for Registrable Securities pursuant to the Exchange Agreement, if and only if, the value, in the aggregate, of Registrable Securities permitted to be Transferred by such Employee-Partner or Former Employee-Partner during such period pursuant to Section 2.01 does not equal or exceed an amount equal to the income tax liability of such Employee-Partner or Former Employee-Partner generated from such exchange(s) of Common Units at the time of any such exchange(s) (assuming the Employee-Partner or Former Employee-Partner elected out of installment sale treatment), such Employee-Partner or Former Employee-Partner may Transfer in any manner of sale permitted under the securities laws an additional number of Registrable Securities (provided that, in the case of Employee-Partners, such Registrable Securities have vested) the value of which, in the aggregate, is less than or equal to the excess of such income tax liability over the value, in the aggregate, of the Registrable Securities permitted to be Transferred by such Employee-Partner or Former Employee-Partner during such period pursuant to Section 2.01. The number of Registrable Securities, if any, that an Employee-Partner or Former Employee-Partner may Transfer pursuant to this Section 2.02(a) shall be determined by the Company, in its sole discretion, and such determination shall be binding absent manifest error.

(c) Estate and Inheritance Tax Transfers. Notwithstanding the limitations described in Section 2.01 of this Agreement, the estate of any deceased Stockholder or the beneficiaries thereof, or any Person who holds Registrable Securities and is subject to estate and inheritance tax related thereto caused by the death of another Person, may Transfer in any manner of sale permitted under the securities laws a number of Registrable Securities the value of which, in the aggregate, equals the aggregate estate and inheritance tax liability relating thereto.

(d) Other Permitted Transfers. Notwithstanding the limitations described in Section 2.01 of this Agreement, at any time following the First Year Lock-Up Expiration Date (or, if applicable, the Change in Tax Law Expiration Date), a Stockholder may Transfer a number of Registrable Securities in excess of the amounts otherwise permitted pursuant to Section 2.01 or clauses (b) and (c) above if the Board (consisting solely of disinterested directors, which, for the avoidance of doubt shall not include (i) any director designated by such Stockholder or by the class of Stockholders to which such Stockholder belongs prior to any conversion or exchange pursuant to the Stockholders Agreement and (ii) in the case of any

Employee-Partner, any director who is also an executive officer of the Company) determines (by vote of at least two-thirds of the directors then in office and eligible to vote) to permit Transfers in such amounts. Any Transfer of Registrable Securities pursuant to this clause (d) shall be subject to any terms and conditions as the Board may prescribe. The Board may withhold or delay any Transfers permitted pursuant to this clause (d) in its sole discretion.

ARTICLE III

REGISTRATION RIGHTS

Section 3.01 Exchange Registration

(a) As soon as possible after the first year anniversary of the IPO Closing Date and in any event prior to the 15-month anniversary of the IPO Closing Date, the Company shall file with the SEC one or more registration statements (the “Exchange Registration”) covering the delivery of all Class A Common Stock and Convertible Preferred Stock by the Company to the Stockholders in exchange for Units pursuant to the Exchange Agreement. The Company shall use its reasonable best efforts, prior to the 15-month anniversary of the IPO Closing Date and in any event as soon as possible after the first anniversary of the IPO Closing Date, to cause such Exchange Registration to be declared effective under the Securities Act by the SEC.

(b) The Company shall use its reasonable best efforts to keep the Exchange Registration continuously effective, subject to Section 3.07, until all of the Units of the Stockholders included in any such registration statement shall have actually been exchanged thereunder.

Section 3.02 Shelf Registration

(a) Initial Shelf Registration. As soon as possible after the first year anniversary of the IPO Closing Date and in any event prior to the 15-month anniversary of the IPO Closing Date, the Company shall file with the SEC one or more registration statements on Form S-3 or such other registration form as is then available to the Company (each, a “Shelf Registration”) registering a sufficient number of shares of Class A Common Stock to permit secondary sales of all Class A Common Stock pursuant to Section 3.03. The Company shall use its reasonable best efforts, prior to the 15-month anniversary of the IPO Closing Date and in any event as soon as possible after the first anniversary of the IPO Closing Date, to cause such Shelf Registration to be declared effective under the Securities Act by the SEC.

(b) Subsequent Shelf Registrations. If the initial Shelf Registration or any subsequent registration pursuant to this Section 3.02(b) expires before any condition described in clauses (i) or (ii) of Section 3.02(c) is satisfied, the Company shall file with the SEC another Shelf Registration statement registering a sufficient number of shares of Class A Common Stock to permit secondary sales of all Class A Common Stock pursuant to Section 3.03. The Company shall use its reasonable best efforts to cause the SEC to declare such Shelf Registration effective as soon as possible after the expiration of the preceding Shelf Registration.

(c) Shelf Registration Period. In any event, the Company shall use its reasonable best efforts to keep a Shelf Registration continuously effective, subject to Section 3.07, until the earlier of (i) the date on which both the H&F Holders and AIC have completed the sale of all of their Registrable Securities and no longer hold any Units or shares of Convertible Preferred Stock and (ii) the date on which the Economic Interests of the H&F Holders and AIC each equal less than one percent (1%) and can be sold freely without restriction or limitation pursuant to Rule 144.

(d) The Company shall use its reasonable best efforts to file with the SEC a post-effective amendment to any Shelf Registration or prepare and file a supplement to the related prospectus or a supplement or amendment to any Shelf Registration, as applicable, so that any then-effective Shelf Registration registers Class A Common Stock in an amount sufficient to permit secondary sales of all Class A Common Stock that may be subsequently Transferred by the H&F Holders and AIC pursuant to Section 3.03. If the Company files a post-effective amendment to any Shelf Registration and such amendment is not automatically effective, the Company shall use its reasonable best efforts to cause the SEC to declare such post-effective amendment effective as soon as possible thereafter.

(e) Other Secondary Registrations. In the event that the IPO Follow-on Underwritten Offering is conducted pursuant to Section 2.02(a)(iii), the Company shall (i) file with the SEC a registration statement on Form S-1 registering a number of shares of Class A Common Stock sufficient to permit the sale of all shares requested to be included in such offering permitted to be transferred pursuant to Section 2.02(a)(i) up to the Maximum Offering Size as soon as possible following a Change in Tax Law Determination and (ii) file with the SEC a registration statement on any available form registering a number of shares of Class A Common Stock sufficient to permit the sale of all such shares requested by H&F and any other Stockholder to be included in the H&F Additional Demand Registration up to the Maximum Offering Size as soon as possible following a Demand Request by the H&F Holders, provided, however, that if a Shelf Registration contemplated by 3.02(a) or 3.02(b) is then effective, such Shelf Registration may be used for the H&F Additional Demand Registration. The Company shall use reasonable best efforts to (i) cause the SEC to declare effective any registration statements filed pursuant to this Section 3.02(e) as soon as possible following the filing of such registration statement and (ii) complete the Underwritten Public Offering described in 2.02(a)(iii) or the H&F Additional Demand Registration.

Section 3.03 Use of Shelf Registration by the H&F Holders and AIC

(a) Unlimited Brokered Transactions. Following the First Year Lock-Up Expiration Date, the H&F Holders and, following the AIC Demand Event, AIC shall have the right to use the Shelf Registration to Transfer all or a portion of their Registrable Securities in an unrestricted number of brokered transactions without any limitation on size of the transaction and not otherwise subject to Transfer restrictions hereunder; provided that the H&F Holders’ rights pursuant to this Section 3.03(a) shall terminate ninety (90) days after the director nominee or Board observer designated by the H&F Holders pursuant to the Stockholders Agreement is no longer a director of the Company or a Board observer unless on such 90th day, the H&F Holders demonstrate in good faith to the Company that the H&F Holders are considered, or reasonably could be considered, “affiliates” of the Company for purposes of Rule 144, in which case, the H&F Holders shall continue to have the right to use the Shelf Registration for brokered transactions for so long as the H&F Holders demonstrate in good faith to the Company that the H&F Holders continue to be considered, or reasonably could be considered, “affiliates” of the Company for purposes of Rule 144. If the H&F Holders fail to make such good faith demonstration on such 90th day, the H&F Holders shall be deemed to be “non-affiliates” for purposes of this Agreement and the Exchange Agreement.

(b) Requests for Shelf Takedowns. Subject to the terms and conditions of this Section 3.03, both the H&F Holders and, following the AIC Demand Event, AIC (each, a “Requesting Holder”) shall have the right to use the Shelf Registration to conduct Underwritten Public Offerings of all or a portion of the Registrable Securities held by such Requesting Holder and not otherwise subject to Transfer restrictions hereunder. The Requesting Holder shall deliver a written notice of its request for the Company to effect an Underwritten Public Offering in accordance with Section 6.01 identifying the Requesting Holder and specifying the number of Registrable Securities to be included in such registration (the “Registration Request”). Subject to the terms and conditions of this Section 3.03, the Company shall give prompt written notice of such Registration Request to the Non-Requesting Holder, which, in the case of AIC, shall only be given following the AIC Demand Event. The Non-Requesting Holder must respond in writing within five business days of receipt of such notice in order to participate in such offering. The Company will thereupon use its reasonable best efforts to effect the demanded Underwritten Public Offering (a “Demand Registration”) as promptly as possible of:

(i) all Registrable Securities requested to be sold by the Requesting Holder;

(ii) all Registrable Securities requested to be sold by the Non-Requesting Holder; and

(iii) any shares of Class A Common Stock proposed to be sold by the Company for its own account.

To the extent any Registrable Securities requested to be sold by any of the above are not then registered, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities on the Shelf Registration or any other registration form available to the Company.

(c) Conditions to Demand Registrations.

(i) Amount. The Company shall not be obligated to effect a Demand Registration pursuant to Section 3.03(b) unless the aggregate net proceeds expected to be received from the sale of the Registrable Securities in such offering (including the aggregate net proceeds to the Requesting Holder and Non-Requesting Holder, if applicable) equals at least the lesser of (A) $35,000,000 and (B) the value of the Registrable Securities held by the Requesting Holder plus the value of any shares of Class A Common Stock issuable upon the exchange of Units or the conversion of shares of Convertible Preferred Stock held by the Requesting Holder at the time of the Registration Request.

(ii) Timing. Unless otherwise approved by the Board, neither the Requesting Holder nor the Non-Requesting Holder, as the case may be, shall be entitled to a Demand Registration within ninety (90) days after the closing of another Underwritten Public Offering.

(iii) Preemption. Once during each one-year period beginning on the second anniversary of the IPO Closing Date, the Company shall have the right to postpone effecting a Demand Registration in order to conduct an Underwritten Public Offering of its Class A Common Stock for its own account (and/or, at the Company’s sole discretion, for the account or accounts of any or all of the Stockholders), provided that (A) the Company must notify the Requesting Holder and any Non-Requesting Holder that requested participation in the Demand Registration of the postponement within five (5) business days of the Company’s receipt of the Requesting Holder’s Registration Request and (B) the Company shall use its reasonable best efforts to effect such Underwritten Public Offering as soon as practicable after notifying the Requesting Holder of the postponement and in any event within 45 days of the date on which the Company notified the Requesting Holder of the postponement. If the Company preempts a Demand Registration in accordance with this clause (iii), the related Registration Request will be automatically withdrawn by the Requesting Holder and will not count as a Demand Registration.

(d) Number of Demand Registrations.

(i) Subject to the limitations contained herein, the Company shall be obligated to effect the following number of Demand Registrations:

(A) in connection with a Registration Request by the H&F Holders, (1) during the first one-year period beginning on the first anniversary of the IPO Closing Date, two (2) Demand Registrations that are Underwritten Public Offerings (but only one of which may be a Marketed Underwritten Offering), and (2) during each one-year period beginning on the second anniversary of the IPO Closing Date, three (3) Demand Registrations that are Underwritten Public Offerings (but only one of which may be a Marketed Underwritten Offering), subject to, in the case of both subclauses (1) and (2), the limit of two (2) Marketed Underwritten Offerings in total; and

(B) in connection with a Registration Request by AIC, (1) during the first one-year period beginning on the first anniversary of the IPO Closing Date, two (2) Demand Registrations that are Underwritten Public Offerings (but only one of which may be a Marketed Underwritten Offering) in the first one-year period, and (2) during each one-year period beginning on the second anniversary of the IPO Closing Date, three (3)

Demand Registrations that are Underwritten Public Offerings (but only one of which may be a Marketed Underwritten Offering) subject to, in the case of both subclauses (1) and (2), a limit of two (2) Marketed Underwritten Offerings in total.

(ii) In addition to the number of Demand Registrations permitted pursuant to Section 3.03(d)(i)(A), if no H&F Holder elects to participate in the IPO Follow-On Underwritten Offering conducted pursuant to Section 2.02(a)(iii) in connection with a Change in Tax Law Determination, the H&F Holders shall be entitled to one (1) additional Demand Registration for a Marketed Underwritten Offering during the period that begins on the date following the First Year Lock-Up Expiration Date and ends on the 18-month anniversary of the IPO Closing Date. The first Marketed Underwritten Offering that is requested by the H&F Holders and completed during such period shall be deemed the “H&F Additional Demand Registration”.

(iii) A registration undertaken by the Company at the request of a Requesting Holder will not count as a Demand Registration if:

(A) the Requesting Holder withdraws the Registration Request in accordance with Section 3.06 and promptly reimburses the Company for incremental reasonable out-of-pocket expenses incurred by the Company in connection with preparing for the registration and sale of the Registrable Securities withdrawn;

(B) the Requesting Holder withdraws the Registration Request upon the determination of the Board to delay the use or effectiveness of any Shelf Registration pursuant to Section 3.07; or

(C) a Registration Request was automatically withdrawn pursuant to Section 3.03(c)(iii).

(iv) For the avoidance of doubt, (A) the IPO Follow-On Underwritten Offering will not count as a Demand Registration and (B) a Non-Requesting Holder’s participation in a Demand Registration that it did not request shall not constitute a Demand Registration by such Non-Requesting Holder pursuant to Section 3.03(b) above.

Section 3.04 IPO Follow-On Underwritten Offering

(a) The Company shall use its reasonable best efforts to (i) register under the Securities Act all Registrable Securities eligible and requested to be sold by the Stockholders at the time of such offering, (ii) cause such registration to be declared effective and (iii) complete the offering of such Registrable Securities in an Underwritten Public Offering (the “IPO Follow-On Underwritten Offering”) prior to the 15-month anniversary of the IPO Closing Date and in any event as soon as possible after the first anniversary of the IPO Closing Date.

(b) The Company may sell shares of Class A Common Stock for its own account in the IPO Follow-On Underwritten Offering.

(c) The Company will give written notice prior to conducting the IPO Follow-On Underwritten Offering to each of the Stockholders, which notice shall set forth the Company’s intention to effect such offering and the rights of each of the Stockholders in connection with such offering. Upon the request of any Stockholder made promptly after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be sold by such Stockholder), the Company shall use its reasonable best efforts to include in the IPO Follow-On Underwritten Offering all Registrable Securities that any Stockholder has requested to sell, subject to Article II and Section 3.05(a).

Section 3.05 Priority of Registration Rights.

(a) Underwriter Cutbacks in the IPO Follow-On Underwritten Offering. In connection with the IPO Follow-On Underwritten Offering, if the sole or managing underwriter of the registration advises the Company that in its opinion the number of Registrable Securities requested to be included exceeds the Maximum Offering Size, the Company shall include in such registration, in the priority listed below, the number of Registrable Securities up to the Maximum Offering Size:

(i) first, the number of shares of Class A Common Stock proposed to be registered by the Company for its own account;

(ii) second, the number of Registrable Securities requested to be included in such registration by the H&F Holders up to the H&F Priority Amount; and

(iii) third, the number of Registrable Securities requested to be included in such registration by the Stockholders (other than the H&F Holders), allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among each Stockholder on the basis of the Economic Interest of each Stockholder.

(b) Underwriter Cutbacks in a Demand Registration. In connection with any Demand Registration, if the sole or managing underwriter of the registration advises the Company that in its opinion the number of Registrable Securities requested to be included exceeds the Maximum Offering Size, the Company shall include in such registration, in the priority listed below, the number of Registrable Securities up to the Maximum Offering Size:

(i) In an H&F Additional Demand Registration:

(A) first, the number of Registrable Securities requested to be included in such registration by the H&F Holders up to the H&F Priority Amount; and

(B) second, the number of Registrable Securities requested to be included in such registration by all Stockholders (including the H&F Holders), allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among each Stockholder on the basis of the Economic Interest of each stockholder.

(ii) In a Demand Registration other than the H&F Additional Demand Registration, if the H&F Holder is the Requesting Holder:

(A) first, the number of securities requested to be included in such registration by the H&F Holders up to the H&F Priority Amount;

(B) second, the number of Registrable Securities requested to be included in such registration by the H&F Holders and AIC up to the respective number of shares equal to the percentage of the H&F Holders’ and AIC’s respective Economic Interest multiplied by the Maximum Offering Size;

(C) third, any additional Registrable Securities proposed to be registered by the H&F Holders or AIC, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the H&F Holders and AIC on the basis of the Economic Interest of each; and

(D) fourth, the number of securities proposed to be registered by the Company for its own account.

(iii) if AIC is the Requesting Holder:

(A) first, the number of Registrable Securities requested to be included in such registration by the H&F Holders and AIC up to the respective number of shares equal to the percentage of the H&F Holders’ and AIC’s respective Economic Interest multiplied by the Maximum Offering Size;

(B) second, any additional Registrable Securities proposed to be registered by the H&F Holders or AIC, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the H&F Holders and AIC on the basis of the Economic Interest of each; and

(C) third, the number of securities proposed to be registered by the Company for its own account.

Section 3.06 Withdrawal Rights. Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the public announcement of the registration. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn. If a Stockholder withdraws its notification or direction to the Company to include any of its Registrable Securities in a registration statement in accordance with this Section 3.06, such Stockholder shall be required to promptly reimburse the Company for incremental reasonable out-of-pocket expenses incurred by the Company in connection with preparing for the sale of the Registrable Securities withdrawn.

Section 3.07 Suspension Periods. The Company may delay or suspend (a) the use by any Stockholder of the Exchange Registration, (b) the use by the H&F Holders and AIC of any Shelf Registration pursuant to Section 3.03(a) or (b), or (c) the effectiveness of any registration statement contemplated by this Agreement (including by withdrawing such registration statement or declining to amend it or by taking other actions otherwise required hereunder with regard thereto), by delivering a certificate to each Stockholder certifying that the Company has elected to impose a Suspension Period (as defined below) pursuant to this Section 3.07 and specifying the period. The Company shall be entitled to impose a Suspension Period only if the Company’s Chief Executive Officer, Chief Financial Officer or Chief Legal Officer, in his or her good faith judgment, believes that the use or effectiveness of such registration statement would require the Company to make public disclosure of material non-public information (x) the failure of which to be disclosed in the registration statement would constitute a material misstatement or omission, (y) the disclosure of which would not be required at such time but for the filing or effectiveness of the registration statement and (z) the Company has a bona fide business purpose for not disclosing such information publicly. Any period during which the Company has delayed or suspended the use of any Exchange Registration or Shelf Registration or any other matters referenced above pursuant to this Section 3.07 is herein called a “Suspension Period”, and shall be for a reasonable time specified in the aforementioned certificate but in no event shall the number of days covered by any one or more Suspension Periods exceed 60 days in the aggregate during any rolling period of 365 days; provided that, with respect to the H&F Holders only, in no event shall the number of days covered by any one or more Suspension Periods exceed thirty (30) days in the aggregate during any rolling period of 365 days so long as the director nominee designated by the H&F Holders pursuant to the Stockholders Agreement is a director of the Company or a Board observer. The Company shall not be obligated under this Agreement to disclose any information with respect to the Suspension Period (including the reason therefor) other than to provide the certificate referenced above. Each Stockholder acknowledges that the existence of a Suspension Period may constitute material, non-public information about the Company or its securities and, accordingly, hereby agrees to keep confidential the existence of each Suspension Period, including any such certificate and the receipt thereof, and, for the duration of each Suspension Period, to refrain from making any offers, sales or purchases of Registrable Securities or any other securities of the Company, directly or indirectly, including through others or by means of any short sale or derivative transaction (or from directing any other Person to make such offers, sales or purchases or to refrain from doing so).

(a) Notwithstanding anything to the contrary herein, the Company also shall not be required to effect a registration, and no Stockholder shall have the right to use or sell securities pursuant to any registration statement, pursuant to this Agreement during any period beginning on the fifteenth day of the last month of each fiscal quarter and ending at the opening of regular session trading on the New York Stock Exchange on the trading day after the later of (x) the day on which the Company releases its earnings for that fiscal period and (y) the Company’s earnings conference call for that fiscal quarter; provided that this Section 3.07(b) shall apply to the H&F Holders only for so long as the director nominee designated by the H&F Holders pursuant to the Stockholders Agreement is a director of the Company or a Board observer.

Section 3.08 Holdback Agreements.

(a) Subject to Section 3.08(b), if and to the extent requested in writing by the sole or managing underwriter in connection with any Underwritten Public Offering, both the Company and the Stockholders shall agree (it being understood that no such Stockholder shall be requested to so agree unless all such Stockholders are requested to do so), not to effect any public sale or distribution (including sales pursuant to Rule 144) of any shares of Class A Common Stock or any security convertible into or exchangeable or exercisable for such securities (except as part of such Underwritten Public Offering) during the period (each such period, a “Holdback Period”) beginning ten (10) days prior to the launch of the Underwritten Public Offering and ending no later than the earlier of (i) ninety (90) days following the closing date of such offering and (ii) such day (if any) as the Company or the Stockholder(s), as applicable, and the sole or managing underwriter for such offering shall agree to designate for this purpose (such agreement a “Holdback Agreement”).

(b) Neither the Company, nor the Stockholders shall be obligated to enter into a Holdback Agreement unless the Company’s directors and executive officers (including, but not limited to, any executive officer that is deemed an officer for purposes of Section 16 of the Exchange Act) enter into agreements substantially similar to such Holdback Agreement. A Holdback Agreement shall not apply to the exercise of options to purchase shares of the Company (provided that such restrictions shall apply with respect to the securities issuable upon such exercise). For any Underwritten Public Offering other than the IPO Follow-On Underwritten Offering and the H&F Additional Demand Registration, any Stockholders that (i) are or were holders of Class A common units of Holdings or (ii) have an Economic Interest in the Company of less than 5% and, in either case, are not participating in such Underwritten Public Offering, shall not be required to enter into a Holdback Agreement pursuant to Section 3.08(a).

Section 3.09 Registration Procedures. In connection with any Shelf Registration or Underwritten Public Offering, subject to the terms and conditions of this Agreement, the paragraphs below shall be applicable:

(a) Prior to filing a registration statement or prospectus or any amendment or supplement thereto (other than any report filed pursuant to the Exchange Act that is incorporated by reference), the Company shall, if requested, furnish to each Stockholder requesting to include Registrable Securities in such registration statement and each underwriter copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Stockholder and underwriter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder.

(b) After the effectiveness of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Stockholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and use its reasonable best efforts to prevent the entry of such stop order or to obtain the withdrawal of such order if entered.

(c) To the extent any “free writing prospectus” (as defined in Rule 405 under the Securities Act) is used, the Company shall file with the SEC any free writing prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and retain any free writing prospectus not required to be filed.

(d) The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Stockholder holding such Registrable Securities (in light of such Stockholder’s intended plan of distribution) or each underwriter reasonably requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Securities owned by such person; provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.09(d), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify each Stockholder holding such Registrable Securities covered by such registration statement or each underwriter at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event (such an event, a “Material Event”) requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Stockholder or underwriter, if any, and file with the SEC any such supplement or amendment.

(f) The Company shall have the right to select an underwriter or underwriters in connection with any Underwritten Public Offering other than a Demand Registration. The Requesting Holder shall have the right to select the underwriter or underwriters in connection with any Demand Registration; provided that (i) such underwriter or underwriters shall be reasonably acceptable to the Company and (ii) the Requesting Holder shall use commercially reasonable efforts to cause the selected underwriter to engage the same counsel as served as underwriter’s counsel in the most recent Underwritten Public Offering (or in the IPO, if applicable). In connection with any Underwritten Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Public Offering, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g) Upon the execution of confidentiality agreements satisfactory in form and substance to the Company in the exercise of its good faith judgment, pursuant to the reasonable request of the Requesting Holder or any underwriter participating in an Underwritten Public Offering pursuant to this Agreement, the Company will give to each Requesting Holder and each underwriter and their respective counsel and accountants (collectively, the “Inspectors”) (i) reasonable and customary access to its books and records (“Records”) and (ii) such opportunities to discuss the business of the Company with its officers, employees, counsel and the independent public accountants who have certified its financial statements, as shall be appropriate, in the reasonable judgment of counsel to such Stockholder or underwriter, to enable them to exercise their due diligence responsibility. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such registration statement or (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Class A Common Stock unless and until such information is made generally available to the public. Each Stockholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall, to the extent reasonably practicable, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) Upon the closing of each Underwritten Public Offering, the Company shall use its reasonable best efforts to furnish to each underwriter a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the sole or managing underwriter reasonably requests.

(i) Each Stockholder requesting to register Registrable Securities shall promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or advisable in connection with such registration.

(j) Each Stockholder and each underwriter agrees that, upon receipt of any notice from the Company of the happening of a Material Event, such Stockholder or underwriter shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder’s or underwriter’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.09(e). If so directed by the Company, any Stockholder and underwriter shall deliver to the Company all copies, other than any permanent file copies then in such Stockholder’s or underwriter’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

(k) The Company shall use its reasonable best efforts to list all Registrable Securities on any securities exchange or quotation system on which any shares of Class A Common Stock are then listed.

(l) The Company and each Stockholder shall use their reasonable best efforts to provide any documentation required by the transfer agent of Registrable Securities to remove any restrictive legends (or remove the analogous notation from the Company’s share registry) on Registrable Securities Transferred pursuant to the Exchange Registration, Shelf Registration, Demand Registration (including, for the avoidance of doubt, the H&F Additional Demand Registration) or IPO Follow-On Underwritten Offering.

(m) The Company shall cause appropriate officers of the Company or Holdings to (i) prepare and make presentations at any “road shows” and before analysts and (ii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities; provided that, in the case of a Demand Registration, if the Company has already conducted the maximum number of Marketed Underwritten Offerings permitted pursuant to Section 3.03(d) at the request of a Requesting Holder, then the Company and its officers shall have no obligation in regard to such Requesting Holder to (x) participate in one-on-one meetings or calls between investors and management of the Company or (y) conduct or participate in (A) a customary roadshow or other marketing activity that requires members of the management of the Company to be out of the office for two (2) business days or more or (B) group meetings or calls between investors and management of the Company or any other substantial marketing effort by the underwriters over a period of at least forty-eight (48) hours.

Section 3.10 Registration Expenses. The Company shall be liable for and pay all Registration Expenses in connection with any Exchange Registration, Shelf Registration, Demand Registration (including, for the avoidance of doubt, the H&F Additional Demand Registration) and IPO Follow-On Underwritten Offering, regardless of whether such registration is effected, except as set forth in Section 3.03(d)(ii)(A).

Section 3.11 Participation In Public Offering. No Stockholder may participate in any Underwritten Public Offering or Demand Registration hereunder unless such Stockholder (a) agrees to sell such Stockholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights; provided that the H&F Holders shall not be required to complete or execute one or more powers of attorney required by the foregoing clause (b).

Section 3.12 Piggyback Registration.

(a) After the First Year Lock-Up Expiration Date, if the Company at any time proposes to effect an Underwritten Public Offering of its Class A Common Stock for its own account or the account of any Stockholder (other than (i) pursuant to the IPO Follow-On Underwritten Offering, any Exchange Registration or Demand Registration or (ii) pursuant to a registration on Form S-4 or S-8 or any successor or similar forms) (a “Piggyback Registration”), the Company will give written notice at least ten (10) business days prior to the anticipated launch of such Underwritten Public Offering to each of the H&F Holders and, following an AIC Demand Event, AIC, which notice shall set forth the Company’s intention to effect the Underwritten Public Offering and the rights of each of the H&F Holders and AIC, as applicable, under this Section 3.12 and shall offer each of the H&F Holders and AIC, as applicable, the opportunity to sell in such Underwritten Public Offering the number of Registrable Securities as each may request, subject to the restrictions on Transfers herein and the provisions of this Section 3.12. Upon the request of any H&F Holder or, following an AIC Demand Event, AIC, made within seven (7) business days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be sold by such Stockholder), the Company shall use its reasonable best efforts to include in the Underwritten Public Offering all Registrable Securities that any H&F Holder or AIC have requested to sell. Notwithstanding anything to the contrary herein, the H&F Holders and AIC must sell their Registrable Securities pursuant to this Section 3.12 to the underwriters selected by the Company and on the same terms and conditions as apply to the Company.

(b) The Company shall be liable for and pay all Registration Expenses in connection with any Piggyback Registration.

(c) In connection with a Piggyback Registration, if the sole or managing underwriter of the registration advises the Company that in its opinion the number of Registrable Securities requested to be included exceeds the Maximum Offering Size, the Company shall include Registrable Securities in such registration up to the Maximum Offering Size in accordance with the priority established by Section 3.05(a) with respect to the IPO Follow-On Underwritten Offering.

(d) No registration of Registrable Securities effected pursuant to a request under this Section 3.12 shall be counted as a Demand Registration.

Section 3.13 Other Registration Rights. Except as provided in this Agreement, without the prior written consent of AIC and the H&F Holders holding a majority of the aggregate number of Registrable Securities and Non-Registrable Securities then held by AIC and the H&F Holders, the Company shall not grant to any Person any registration rights with respect to any of its equity securities (or any securities convertible or exchangable into or exercisable for such securities) that are more favorable than the then-current registration rights of the H&F

Holders and AIC (including, among others, the H&F Holders’ priority rights in accordance with Section 3.05 and Section 3.12(c)), provided that consent shall not be required from either AIC or the H&F Holders at any time after the Economic Interest of such party is less than five percent (5%).

Section 3.14 Rules 144 and 144A. The Company shall cooperate, to the extent commercially reasonable, with any Stockholders who shall Transfer any Registrable Securities pursuant to Rule 144 or 144A and shall provide to such Stockholders such information as such Stockholders shall reasonably request. Without limiting the foregoing, the Company shall at all times after the IPO: (a) make and keep available public information, as those terms are contemplated by Rule 144 (or any successor or similar rule then in force); (b) timely file with the SEC all reports and other documents required to be filed under the Securities Act and the Exchange Act; and (c) furnish to each Stockholder upon request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other information as such Stockholder may reasonably request in order to avail itself of any rule or regulation of the SEC allowing such Stockholder to Transfer any Registrable Securities without registration. Notwithstanding anything in this Section 3.14, the Company may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

Section 3.15 Securities Act Restrictions.

(a) Notwithstanding anything to the contrary in this Agreement, the Registrable Securities and Non-Registrable Securities may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, each Stockholder shall not, directly or indirectly, including through others or by means of any short sale or derivative transaction, offer or sell any Registrable Securities or Non-Registrable Securities except pursuant to an effective registration statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Except with respect to the Transfer of Class A Common Stock that was delivered pursuant to the Exchange Registration, prior to any Transfer of Registrable Securities or Non-Registrable Securities other than pursuant to an effective registration statement, a Stockholder shall notify the Company of such Transfer and the Company may require the Stockholder to provide, prior to such Transfer, such evidence that the Transfer will comply with the Securities Act (including written representations or an opinion of counsel) as the Company may reasonably request. For the avoidance of doubt, nothing in this Section 3.15(a) shall be construed to contractually limit each Stockholder’s rights to Transfer or distribute Registrable Securities and Non-Registrable Securities beyond the limitations and restrictions imposed by the Securities Act, provided that any such Transfer or distribution will be subject to the immediately preceding sentence.

(b) The Company may impose stop-transfer instructions with respect to any Registrable Securities or Non-Registrable Securities that are to be Transferred in contravention of this Agreement (including Section 3.07 and this Section 3.15). Any certificates representing the Registrable Securities or Non-Registrable Securities may bear a legend (and the Company’s share registry may bear a notation) referencing the restrictions on Transfer contained in this Agreement, until such time as such securities have ceased to be or are to be Transferred in a manner that results in their ceasing to be, Registrable Securities. Subject to the provisions of this Section 3.15, the Company will use its best efforts to cause the then-acting transfer agent to replace any such legended certificates with unlegended certificates (or remove the analogous notation from the Company’s share registry) within one (1) business day upon request by any Stockholder in order to facilitate a lawful Transfer or at any time after such shares cease to be Registrable Securities, provided that, if the Registrable Securities are to be Transferred otherwise than pursuant to the Exchange Registration, Shelf Registration, Demand Registration (including, for the avoidance of doubt, the H&F Additional Demand Registration) or IPO Follow-On Underwritten Offering, the Stockholder shall have provided any documentation or information required from it to replace such legended certificates or remove such analogous notations.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.01 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder and its Affiliates and their respective officers, directors, employees, managers, partners and agents, and each Person, if any, who controls such Stockholder or other indemnified person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, “Losses”) caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus or free-writing prospectus (as defined in Rule 405 under the Securities Act) relating to the Registrable Securities (in each case, as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by, resulting from or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Stockholder or on such Stockholder’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers, directors, employees and agents and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 4.01.

Section 4.02 Indemnification by Selling Stockholders. In connection with any registration statement in which a Stockholder is participating, each such Stockholder agrees, to the fullest extent permitted by law, to severally but not jointly, indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, employees and agents and each Person, if any, who controls the Company or such other indemnified person (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all Losses caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus or free-writing prospectus (as defined in Rule 405 under the Securities Act) relating to the Registrable Securities (in each case, as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission is caused by and contained in information so furnished in writing by such Stockholder or on such Stockholder’s behalf expressly for use therein. Notwithstanding the foregoing, no Stockholder shall be liable under this Section 4.02 for any Losses in excess of the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder giving rise to such indemnification obligation.

Section 4.03 Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article IV, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.

In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (b) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including one or more defenses or counterclaims that are different from or in addition to those available to the Indemnifying Party, or (c) the Indemnifying Party shall have failed to assume the defense within thirty (30) days of notice pursuant to this Section 4.03. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding, and (y) does not include any injunctive or other equitable or non-monetary relief applicable to or affecting such Indemnified Party.

Section 4.04 Contribution. If the indemnification provided for in this Article IV for the Indemnifying Party is not available to an Indemnified Party hereunder in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party under this Section 4.04 as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Article IV was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing provisions of this Section 4.04, no Stockholder shall be required to contribute, in the aggregate, any amount in excess of the net proceeds realized by such Stockholder from the sale of the Registrable Securities of such Stockholder in connection with the offering that gave rise to the contribution obligation, except in the case of fraud by such Stockholder.

Section 4.05 Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Stockholder participating therein with respect to any required registration or other qualification of securities under any foreign, federal or state law or regulation or governmental authority other than the Securities Act.

ARTICLE V

TERMINATION

Section 5.01 Term. This agreement shall automatically terminate on the date that no Stockholder party to this Agreement from time to time owns any Registrable Securities or any Units or shares of Convertible Preferred Stock that may be exchanged or converted, respectively, into Registrable Securities.

Section 5.02 Survival. If this Agreement is terminated pursuant to Section 5.01, this Agreement shall become void and of no further force and effect, except for the provisions set forth in Articles IV and VI.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Notices. All notices, requests, consents and other communications hereunder (each, a “Notice”) shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by certified or registered mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a Notice given in accordance with this Section 6.01):

(a)	if to the Company to:

Artisan Partners Asset Management Inc.

875 E. Wisconsin Avenue, Suite 800

Milwaukee, WI 53202

Telephone: (414) 390-6100

Fax: (414) 390-6139

Attention: Chief Legal Officer

Electronic Mail: contractnotice@artisanpartners.com

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Telephone: (212) 558-4000

Fax: (212) 558-3588

Attention: Catherine M. Clarkin

Electronic Mail: clarkinc@sullcrom.com

(b)	if to the H&F Holders to:

Hellman & Friedman LLC

One Maritime Plaza

12th Floor

San Francisco, CA 94111

Telephone: (415) 788-5111

Fax: (415) 788-0176

Attention: Allen R. Thorpe

                    Arrie R. Park

Electronic Mail: athorpe@hf.com

                            apark@hf.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Telephone: (212) 225-2000

Fax: (212) 225-3999

Attention: Christopher E. Austin

Electronic Mail: caustin@cgsh.com

(c) if to any other Stockholder, to the address and other contact information set forth in the records of the Company from time to time.

Section 6.02 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable without the prior consent of the Company; provided that, for the avoidance of doubt, when a Person becomes a party to this Agreement pursuant to Section 6.03 an “assignment” for purposes of this Section 6.02 will not have occurred. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

Section 6.03 Joinder. Any Person (unless already bound hereby) who (a) receives a Unit after the execution of this Agreement or (b) any permitted transferee of Registrable Securities or Non-Registrable Securities pursuant to Sections 2.01(a)(iii), 2.01(b)(iv), 2.01(c)(iv), 2.01(d)(iv) or 2.01(e)(iv) shall execute and deliver to the Company a Joinder to Resale and Registration Rights Agreement attached hereto as Exhibit A and shall henceforth be a “Stockholder”.

Section 6.04 Amendments; Waivers.

(a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be enforced, provided that any waiver by the Company of any provision of this Agreement shall require approval of at least two thirds of the directors of the Company then in office. For the avoidance of doubt, any waiver contemplated by clauses (a), (b) or (d) of Section 2.02 must be granted pursuant to the respective clause. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company and the holders of at least two-thirds of the Capital Stock of the Company, in the aggregate, held by the Stockholders party hereto at the time of such proposed amendment or modification; provided that no such amendment or modification may be made without the consent of any Stockholder materially and adversely affected by such amendment or modification.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.05 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Delaware.

Section 6.06 Consent to Jurisdiction.

(a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court declines jurisdiction, the courts of the State of Delaware sitting in Wilmington, Delaware and of the United States District Court for the District of Delaware sitting in Wilmington, Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the fullest extent permitted by applicable law, in such United States District Court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each party irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 6.06(a). Each party irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(c) Each party irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement shall affect the right of any party to serve process in any other manner permitted by law.

Section 6.07 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 6.08 Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.09 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 6.09.

Section 6.10 Entire Agreement; No Third Party Beneficiaries. This Agreement (i) constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and (ii) is not intended to confer upon any Person, other than the parties hereto, except as provided in Sections 4.01 and 4.02, any rights or remedies hereunder.

Section 6.11 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.12 Further Assurances. The parties shall execute, deliver, acknowledge and file such further agreements and instruments and take such other actions as may be reasonably necessary to make effective this Agreement and the transactions contemplated therein.

Section 6.13 Independent Nature of Stockholders’ Obligations and Rights. The rights and obligations of each Stockholder hereunder are several and not joint with the rights and obligations of any other Stockholder hereunder. No Stockholder shall be responsible in any way for the performance of the obligations of any other Stockholder hereunder, nor shall any Stockholder have the right to enforce the rights or obligations of any other Stockholder hereunder. The obligations of each Stockholder hereunder are solely for the benefit of, and shall be enforceable solely by, the Company. The decision of each Stockholder to enter into this Agreement has been made by such Stockholder independently of any other Stockholder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Stockholder pursuant hereto or thereto, shall be deemed to constitute the Stockholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Stockholders are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated by this Agreement, and the Company acknowledges that the Stockholders are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ARTISAN PARTNERS ASSET MANAGEMENT INC.

By:
Name:
Title:

STOCKHOLDERS
Each Stockholder (except for H&F Brewer AIV II, L.P., Hellman & Friedman Capital Associates V, L.P. and H&F Brewer AIV II, L.P.) set forth on Exhibit A hereto
By: ARTISAN PARTNERS ASSET MANAGEMENT INC., as attorney-in-fact

By:
Name:
Title:

H&F BREWER AIV II, L.P.
By:	Hellman & Friedman Investors, V, L.P.
By:	Hellman & Friedman LLC

By:
Name:
Title:

HELLMAN & FRIEDMAN CAPITAL ASSOCIATES V, L.P.
By:	Hellman & Friedman Investors, V, L.P.
By:	Hellman & Friedman LLC

By:
Name:
Title:

H&F BREWER AIV, L.P.
By:	Hellman & Friedman Investors, V, L.P.
By:	Hellman & Friedman LLC

By:
Name:
Title:

EXHIBIT A

JOINDER TO REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Resale and Registration Rights Agreement (dated as of                     , 2013 (as the same may be amended from time to time, the “Registration Rights Agreement”)), among Artisan Partners Asset Management Inc. and the Stockholders party thereto. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof and shall have all of the rights and obligations of a [“Stockholder”][“H&F Holder”] thereunder as if it had executed the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                  ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

A-1